This is a re-filing of a Form 8-A12B/A filing made on September 16, 2002 under CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------
             (Exact name of registrant as specified in its charter)



                Delaware                                 13-3692801
----------------------------------------  ----------------------------------------
(State of incorporation or organization)     (IRS Employer Identification No.)


        390 Greenwich Street                               10013
         New York, New York
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(Address of principal executive offices)                 (Zip Code)

If this form relates to the registration  If this form relates to the registration of  a  class  of  securities pursuant to  of  a  class  of  securities pursuant to
Section 12(b) of the Exchange Act and is  Section 12(g) of the Exchange Act and is
effective      pursuant    to    General  effective     pursuant    to     General
Instruction A. (c),  please  check   the  Instruction A. (d),  please  check   the
following box. [x]                        following box. [_]

----------------------------------------  ----------------------------------------

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                 Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
----------------------------------------  ----------------------------------------

15,500,000 TIERS(R) Principal-Protected
    Minimum Return Trust Certificates,
       Series Nasdaq 2002-9 with
           a principal amount
             of $155,000,000
           (the "Certificates")                   American Stock Exchange
----------------------------------------  ----------------------------------------


       Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                                      ----

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P 2002-9, a copy of which Prospectus Supplement was filed on or about August 27, 2002 pursuant to Rule 424(b) under the Securities Act of 1933, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated August 2, 2002, which description is incorporated herein by reference.

Item 2.   Exhibits.
          --------

          1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

          2. By-laws,  as amended, of Structured Products Corp. are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

          3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

          4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

          5. Form of the Preliminary Prospectus Supplement dated August 2, 2002 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P 2002-9, which was filed with the Securities and Exchange Commission on or about August 2, 2002, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and is incorporated herein by reference.

          6. Form of the Prospectus Supplement dated August 27, 2002 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P 2002-9, which was filed with the Securities and Exchange Commission on or about August 27, 2002, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

          7. Form of TIERS(R) Asset Backed Supplement Series S&P 2002-9 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series S&P 2002-9, which is set forth as an exhibit on Form 8-A12B/A filed with the Securities and Exchange Commission, for Structured Products Corp, on September 16, 2002, and is incorporated herein by reference.


                   [Balance of page left intentionally blank]

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                          STRUCTURED PRODUCTS CORP.
Date: August 29, 2002




                                          By: /s/ Matthew R. Mayers
                                            ------------------------------------
                                            Matthew R. Mayers
                                            Authorized Signatory